UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Restricted or Deferred Stock. On February 11, 2010, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of Philip Morris International Inc. (the “Company”) approved the grant of shares of restricted or deferred stock under the Philip Morris International Inc. 2008 Performance Incentive Plan, as amended and restated February 11, 2010 (the “2008 Performance Incentive Plan”) to the following executive officers in the amounts indicated below:

Name	Shares of Restricted or Deferred Stock
André Calantzopoulos	88,900
Louis C. Camilleri	222,440
Jean-Claude Kunz	41,350
Hermann G. Waldemer	67,170
Charles R. Wall	63,180

All shares vest on February 14, 2013. Forms of the restricted and deferred stock agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

The maximum award amounts for the restricted and deferred stock awards were determined based on a performance incentive pool equal to 0.75% of the 2009 adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual equity award amounts were limited to a maximum of $15.9 million for Mr. Camilleri and $7.9 million for each of the other named executives, subject to a maximum award of one million shares as provided in the 2008 Performance Incentive Plan.

Annual Incentive Awards. On February 11, 2010, the Committee approved annual incentive awards for 2009, payable in cash, to the following executive officers, in the amounts indicated below:

Name	Annual Incentive Award
André Calantzopoulos	CHF	3,900,000	$3,657,610	(1)
Louis C. Camilleri		$7,560,000
Jean-Claude Kunz	CHF	1,670,400	$1,566,580	(1)
Hermann G. Waldemer	CHF	2,850,000	$2,672,870	(1)
Charles R. Wall		$2,700,000

(1)	Annual incentive awards earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 11, 2010 of CHF1.00 = $0.93785.

The maximum award amounts for the 2009 annual incentive awards were determined based on a performance incentive pool equal to 0.6% of the 2009 adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual award amounts are limited to the shareholder-approved maximum defined in the 2008 Performance Incentive Plan of $12.0 million for Mr. Camilleri, as well as individual maximums of $6.3 million for each of the other named executives.

Base Salaries. On February 11, 2010, the Committee approved the following base salaries for the following executive officers in the amounts indicated below:

Name	Base Salary Amount
André Calantzopoulos(1)	CHF	1,433,146	$1,344,070	(3)
Louis C. Camilleri(2)		$1,750,000
Hermann G. Waldemer(1)	CHF	1,116,752	$1,047,340	(3)

(1)	effective April 1, 2010
(2)	effective March 1, 2010
(3)	Base salaries earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 11, 2010 of CHF1.00 = $0.93785.

Future Programs

On February 11, 2010, the Committee approved the formula for determining the maximum award amounts for 2011 restricted and deferred stock awards. The formula reflects the Company’s intention to qualify, to the extent possible, stock awards made to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum restricted stock award grant value amounts for the 2011 restricted and deferred stock awards are determined based on a performance incentive pool equal to 0.75% of the adjusted net earnings of the Company. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual awards are limited to the maximum defined in the 2008 Performance Incentive Plan of one million shares.

At the conclusion of 2010, the performance pool for the 2011 restricted and deferred stock awards will be calculated and divided among the covered officers. The Chairman and Chief Executive Officer’s maximum award is equal to one-third of the pool and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of the pool, in each case, subject to the individual maximum defined in the 2008 Performance Incentive Plan.

In addition, on February 11, 2010, the Committee approved the formula for determining the maximum award amounts for 2010 annual incentive awards. The formula reflects the Company’s intention to qualify, to the extent possible, cash compensation paid to officers as tax deductible, subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

Under the formula, the maximum award amounts are determined based on a performance incentive pool equal to 0.6% of 2010 adjusted net earnings. Adjusted net earnings of the Company is defined as the net earnings before extraordinary items, discontinued operations and the cumulative effect of accounting changes and excluding certain other items designated by the Committee. In addition, individual award amounts are limited to the shareholder-approved maximum set forth in the 2008 Performance Incentive Plan of $12.0 million.

At the conclusion of 2010, the annual performance pool will be calculated and divided among the covered officers. The Chairman and Chief Executive Officer’s maximum award under the plan is limited to one-third of the pool, and the remaining covered officers each will be eligible for a maximum award equal to one-sixth of the remaining pool, in each case, subject to the individual maximums defined in the 2008 Performance Incentive Plan.

The Company will provide additional information regarding the compensation of its executive officers in its proxy statement for the 2010 Annual Meeting of Shareholders, which will be issued in April 2010.

Amendment to the Philip Morris International Inc. 2008 Performance Incentive Plan

The Board of Directors of the Company approved an amendment to the 2008 Performance Incentive Plan in order to provide “double trigger” change-in-control treatment for awards made on or after February 11, 2010. Pursuant to this amendment, upon a change in control of the Company, an employee’s outstanding restricted and deferred stock awards, incentive awards as well as other awards will vest and/or become payable, as the case may be, only in the event that either (A) the acquiror does not assume or replace the awards as set forth in the 2008 Performance Incentive Plan or (B) the acquiror does assume or replace the awards as set forth in the 2008 Performance Incentive Plan and the employee is either terminated without “cause” (as defined in the 2008 Performance Incentive Plan) or resigns for “good reason” (as defined in the 2008 Performance Incentive Plan) within two years after a change in control of the Company.

The awards described above are governed by this amendment. The text of the 2008 Performance Incentive Plan, as amended and restated effective February 11, 2010, is attached as Exhibit 10.3 hereto and incorporated herein by reference, and the foregoing description is qualified in its entirety by the terms thereof.

(d) Item 9.01. Financial Statements and Exhibits.

Exhibits
10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement

10.3	2008 Performance Incentive Plan, as amended and restated effective February 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: February 17, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement

10.2	Form of Deferred Stock Agreement

10.3	2008 Performance Incentive Plan, as amended and restated effective February 11, 2010